Exhibit 107

Calculation of Filing Fee Table

424B5

(Form Type)

Stevanato Group S.p.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares without par value	Rule 457(o)(1)	$379,730,000	$26.00	$379,730,000	$147.60 per $1,000,000	$56,048.15
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					—		$379,730,000
	Total Fees Previously Paid							—
	Total Fee Offsets							$43,406.61(2)
	Net Fee Due							$12,641.54

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)(2)
Fee Offset Claims	Stevanato Group S.p.A.	Form F-1	333-257204	July 7, 2021		$43,406.61	Equity	Ordinary Shares without par value		$397,860,757.90
Fee Offset Sources	Stevanato Group S.p.A.	Form F-1	333-257204		July 7, 2021						$43,406.61

(1)

The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the registration statement on Form F-3 (Registration No. 333-278107), filed on March 22, 2024.

(2)

The registrant previously filed a registration statement on Form F-1 (No. 333-257204) on June 21, 2021 (the “F-1”), which was amended on July 7, 2021 and July 12, 2021 and declared effective on July 15, 2021, where the registrant registered ordinary shares without par value for issuance for a proposed maximum aggregate offering price of $1,104,000,000, amounting to a fee payment of $120,446.40. The registrant sold $693,383,880 worth of securities pursuant to the F-1, corresponding to a filing fee of $75,648.18, which left $410,616,120 worth of unsold securities and an unused fee payment of $44,798.22 (the “F-1 Fee Offset”). On September 7, 2023, the registrant filed a registration statement on Form S-8 (No. 333-274398), and paid the filing fee of $1,391.61 by offsetting from the F-1 Fee Offset, leaving an amount of $43,406.61 under the F-1 Fee Offset (the “Remaining F-1 Fee Offset”). The Remaining F-1 Fee Offset corresponds to $397,860,757.90 worth of unsold securities under the F-1. Pursuant to Rule 457(p) under the Securities Act, the filing fee of $43,406.61 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the F-1 and were not sold thereunder is being applied to the filing fees payable in connection with this prospectus supplement.

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